Exhibit 15

November 8, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 8, 2011 on our review of interim financial information of Arch Capital Group Ltd. and its subsidiaries (the “Company”) for the three-month and nine-month periods ended September 30, 2011 and September 30, 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011 is incorporated by reference in the Registration Statement on Forms S-3 (Registration No. 333-158309, Registration No. 333-34499, Registration No. 333-82612, Registration No. 333-110190 and Registration No. 333-117099) and in the Registration Statements on Forms S-8 (Registration No. 033-99974, Registration No. 333-86145, Registration No. 333-72182, Registration No. 333-82772, Registration No. 333-98971, Registration No. 333-124422 and Registration No. 333-142835).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us